AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

Transamerica Financial Life Insurance Company (formerly, AUSA Life Insurance
Company, Inc.), Variable Insurance Products Fund III and Fidelity Distributors Corporation
hereby amend the Participation Agreement ("Agreement") dated August 31, 2000, as amended, by doing the following:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of May, 2004.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By: /s/John K. Carter
Name: John K. Carter, Esq.
Title: Vice President

VARIABLE INSURANCE PRODUCTS FUND III

By: /s/Christine Reynolds
Christine Reynolds
Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By: / s/Don Holbon
Don Holbom
Executive Vice President

SCHEDULE A
Separate Accounts and Associated Contracts

N ame of Separate Account and Date Established by Board of Directors	Policy Form Numbers of Contracts Funded by Separate Account

AUSA Series Life Account (est. October 24, 1994)	Form Number: VL03NY Product: AUSA Financial Freedom Builder

Form Number: VL95NY Product: AUSA Freedom Elite Builder

Form Number JLS02NY Product: AUSA Freedom Wealth Protector

Separate Account VA BNY (est. September 27, 1994)	Form Number AV343 101 90 396 Product: AUSA Landmark Variable Annuity

AUSA Series Annuity Account (est. March 20, 2001)	Form Number: WL18NY Product: AUSA Freedom Premier

Separate Account VA QNY (est. August 13, 1996)	FormNumber: AV10241011791003 Product: Flexible Premium Variable Annuity- E (No marketing name at this time)